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Exhibit 21.1.  List of Subsidiaries.
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LIST OF SUBSIDIARIES

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
Investment in                         Location                   Owned by         Percent of Ownership
- -------------                         --------                 ------------        -------------------
GUESS? Retail, Inc.                  United States             Guess ?, Inc.              100%
GUESS? Licensing, Inc.               United States             Guess ?, Inc.              100%
GUESS? Europe, BV                     Netherlands              Guess ?, Inc.              100%
Ranche Ltd.                            Hong Kong             GUESS? Europe, BV            100%
Guess.com, Inc.                      United States             Guess ? Inc.               100%
Baby GUESS? Inc.                     United States             Guess ? Inc.               100%
Guess Italia, S.r.l.                     Italy             Guess ? Europe, BV             100%
GUESS? Canada Corporation               Canada                Guess ?, Inc.                60%
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